Exhibit 10.2

NON-COMPETITION AGREEMENT

AMONG

ACCENTURE LTD

and

THE PARTNERS PARTY HERETO

Dated as of April 18, 2001

     This Non-Competition Agreement, dated as of April 18, 2001 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, this “Agreement”), among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (registered number EC30090) (“Accenture Ltd”), and the Partners (hereinafter defined).

WITNESSETH:

     WHEREAS, each Partner is currently obligated to protect the value of his or her Member Firm(s) through certain non-competition and confidentiality covenants (the “Current Agreements”); and

     WHEREAS, in connection with the worldwide reorganization of the business and operations of the Accenture Worldwide Organization currently conducted through the Member Firm Inter-Firm organization structure (“Accenture”) into a unified corporate holding company structure with Accenture Ltd as the top-tier holding company, and Accenture SCA, a Luxembourg société en commandite par actions (“Accenture SCA”), as the second-tier holding company (the “Transaction”), each of the Accenture partners will exchange their ownership interests in his or her Member Firm(s) for shares of Accenture Ltd or Accenture SCA, as the case may be (including, in the case of Canadian Accenture partners, shares of a Canadian indirect subsidiary of Accenture Ltd which, for purposes of this Agreement, shall be treated as Accenture Ltd shares); and

     WHEREAS, each Partner acknowledges and agrees that, in connection with and as a result of the Transaction, such Partner will receive shares of Accenture Ltd, which will materially benefit the Partner; and

     WHEREAS, each Partner acknowledges and agrees that the consideration such Partner will receive in connection with the Transaction is in exchange for the Partner’s interests in his or her Member Firm(s) that the Partner is transferring directly or indirectly to Accenture Ltd; and

   WHEREAS, each Partner acknowledges and agrees that it is essential to the success of the initial public offering (“IPO”) by Accenture Ltd of its Class A common shares and the enterprise in the future, and it will be so represented in connection therewith, that the Member Firm interests that are being transferred by the Accenture partners to Accenture Ltd or Accenture SCA in connection with the Transaction be protected by non-competition agreements similar to the Current Agreements; and

   WHEREAS, each Partner acknowledges and agrees that in connection with the Transaction, and in the course of such Partner’s subsequent employment with Accenture Ltd or its affiliates, the Partner has been and will be provided with access to sensitive and proprietary information about the clients, prospective clients, knowledge capital and business practices of Accenture Ltd or its affiliates, and has been and will be provided with the opportunity to develop relationships with clients, prospective clients, employees and other agents of Accenture Ltd or its affiliates, and each Partner further acknowledges that such proprietary information and relationships are extremely valuable assets in which Accenture Ltd or its affiliates have invested and will continue to invest substantial time, effort and expense and which represent a significant component of the value of the Transaction to the other owners of Accenture Ltd and the owners of Accenture SCA; and

   WHEREAS, each Partner acknowledges and agrees that the other owners of Accenture Ltd and the owners of Accenture SCA would suffer significant and irreparable harm from such Partner competing with Accenture Ltd or its affiliates for a period of time after the IPO or after the termination of the Partner’s employment with Accenture Ltd or its affiliates; and

     WHEREAS, each Partner agrees that he or she is willing to enter into this Agreement on the basis of, and in consideration of, all or substantially all of the Accenture partners entering into this Agreement or similar agreements; and

     WHEREAS, it is a condition precedent to each Partner participating in the Transaction that such Partner agree to be bound by the covenants contained herein;

     NOW, THEREFORE, for good and valuable consideration, each Partner and Accenture Ltd (each, a “Party”; collectively, the “Parties”) hereby covenant and agree to the following restrictions which the Partner acknowledges and agrees are reasonable and necessary for the other owners of Accenture Ltd and the owners of Accenture SCA to have and enjoy the full benefit of the business interests acquired in connection with the Transaction and which will not unnecessarily or unreasonably restrict such Partner’s professional opportunities should his or her employment with Accenture Ltd or its affiliates terminate:

     Section 1. Non-Competition Covenants

     (a) Each Partner shall not, for a period ending on the later of five (5) years following the date of the IPO, or eighteen (18) months following the termination of such Partner’s employment with Accenture Ltd or any of its affiliates (the “Restricted Period”):

     (i) associate (including, but not limited to, association as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor or otherwise) with any Competitive Enterprise or any of the affiliates, related entities, successors, or assigns of any Competitive Enterprise and in connection with such association engage in Consulting Services, provided, however, that with respect to the equity of any Competitive Enterprise which is or becomes publicly traded, such Partner’s ownership as a passive investor of less than 1% of the outstanding publicly traded stock of a Competitive Enterprise shall not be deemed a violation of Section 1(a)(i) of this Agreement;

     (ii) directly or indirectly (a) solicit, or assist any other individual, person, firm or other entity in soliciting, any Client or Prospective Client for the purpose of performing or providing any Consulting Services; or (b) perform or provide, or assist any other individual, person, firm or other entity in performing or providing, Consulting Services for any Client or Prospective Client; or (c) interfere with or damage (or attempt to interfere with or damage) any relationship and/or agreement between Accenture Ltd or any of its affiliates and a Client or Prospective Client; or

     (iii) directly or indirectly, solicit, employ or retain, or assist any other individual, person, firm or other entity in soliciting, employing or retaining, any employee or other agent of Accenture Ltd or any of its affiliates, including, without limitation, any former employee or other agent of Accenture Ltd or any of its affiliates or any of their predecessors (including, but not limited to, Accenture and any of its affiliates) who ceased working for Accenture Ltd or any of its affiliates or any of their predecessors within an eighteen month period before or after the date on which such Partner’s employment with Accenture Ltd or any of its affiliates terminated, in connection with or for the purpose of performing or providing Consulting Services.

     (b) For purposes of this Agreement, the following definitions shall apply:

     (i) The term “Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

     (ii) The term “Beneficial Owner” shall mean a beneficial owner as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

     (iii) The term “Board” shall mean the Board of Directors of Accenture Ltd.

     (iv) The term “Change in Control” shall mean the occurrence of any of the following events:

     (a) any Person (other than (i) a Person holding securities representing 10% or more of the combined voting power of Accenture Ltd’s outstanding securities as of the date of the IPO (a “Pre-Existing Shareholder”), (ii) Accenture Ltd, any trustee or other fiduciary holding securities under an employee benefit plan of Accenture Ltd, or (iii) any company owned, directly or indirectly, by the shareholders of Accenture Ltd in substantially the same proportions as their ownership of shares of Accenture Ltd) becomes the Beneficial Owner, directly or indirectly, of securities of Accenture Ltd, representing (I) 20% or more of the combined voting power of Accenture Ltd’s then-outstanding securities and (II) more of the combined voting power of Accenture Ltd’s then-outstanding Shares than the Pre-Existing Shareholders in the aggregate;

     (b) during any period of twenty-four consecutive months (not including any period prior to the IPO), individuals who at the beginning of such period constitute the Board, and any new director (other than a director nominated by any Person (other than Accenture Ltd) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control under (a), (c) or (d) of this Section 1(b)(iv)) whose election by the Board or nomination for election by Accenture Ltd’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (c) the consummation of any transaction or series of transactions resulting in a merger or consolidation, in which Accenture Ltd is involved, other than a merger or consolidation which would result in the shareholders of Accenture Ltd immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of Accenture Ltd or such surviving entity outstanding immediately after such merger or consolidation; or

     (d) the complete liquidation of Accenture Ltd or the sale or disposition by Accenture Ltd of all or substantially all of Accenture Ltd’s assets, other than a liquidation of Accenture Ltd into a wholly-owned subsidiary.

     (v) The term “Client” shall mean any person, firm, corporation or other organization whatsoever for whom Accenture Ltd or any of its affiliates or any of their predecessors (including, but not limited to, Accenture and its affiliates) provided services within an eighteen month period before or after the date on which the Partner’s employment with Accenture Ltd or any of its affiliates terminated.

     (vi) The term “Competitive Enterprise” shall mean a business enterprise that engages in, or owns or controls a significant interest in any entity that engages in, the performance of services of the type provided by Accenture Ltd or any of its affiliates or any of their predecessors (including, but not limited to, Accenture and its affiliates) at any time, past, present or future. “Competitive Enterprise”shall include, but not be limited to, the entities set forth on Appendix A hereto. Accenture Ltd may publish to the Partners from time to time a revised Appendix A.

     (vii) The term “Consulting Services” shall mean the performance of any services of the type provided by Accenture Ltd or any of its affiliates or any of their predecessors (including, but not limited to, Accenture and its affiliates) at any time, past, present or future.

     (viii) The term “employment” shall mean employment by and/or engagement with Accenture Ltd or any of its affiliates.

     (ix) The term “Partners” (each, a “Partner”) shall mean those persons other than Accenture Ltd who agree to be bound hereby.

     (x) The term “Person” shall mean a person as such term is used for purposes of Section 13(d) or 14(d) of the Act.

     (xi) The term “Prospective Client” shall mean any person, firm, corporation, or other organization whatsoever with whom Accenture Ltd or any of its affiliates or any of their predecessors (including, but not limited to, Accenture and its affiliates) have had any negotiations or discussions regarding the possible performance of services within the eighteen months preceding the Partner’s termination of employment with Accenture Ltd or any of its affiliates.

     (xii) The term “Shares” shall mean the Class A common shares of Accenture Ltd.

     (xiii) The term “solicit” shall mean to have any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

     (c) Each Partner’s Country Company Managing Director is authorized to waive any or all of the foregoing restrictions, or any portion thereof, provided, however, that the Country Company Managing Director must first obtain the written consent to such waiver of the Chief Executive Officer of Accenture Ltd, who may grant or withhold such consent in his or her sole and absolute discretion.

     Section 2. Remedies Upon Breach

     (a) Damages

     Each Partner agrees that if such Partner were to breach any provisions of this Agreement, Accenture Ltd would suffer damages that are not readily ascertainable. Accordingly, in addition to and without limiting any remedies in law or in equity that may be available to Accenture Ltd for the breach of this Agreement, including, but not limited to, injunctive and other equitable relief, each Partner agrees that in the event of a breach of this Agreement by such Partner, as reasonably determined by the Board of Directors of Accenture Ltd, such Partner shall pay to Accenture Ltd immediately following such determination and a written demand therefor, a cash payment in the amount designated for such Partner on Appendix B hereto or such lesser amount as may be designated by the Board of Directors of Accenture Ltd in its sole and absolute discretion, as and for liquidated damages (“Liquidated Damages”). Each Partner acknowledges and agrees that the payment required by this Section is a reasonable forecast of the damages likely to result from such breach and is not a penalty of any kind.

     Each Partner agrees that the Liquidated Damages shall be secured by the shares of Accenture Ltd received by the Partner in the Transaction, pursuant to the Pledge Agreement dated as of the date hereof, attached as Appendix C hereto (“Pledge Agreement”), which is incorporated herein by reference and made a part of this Agreement.

     Each Partner further agrees that the payment of Liquidated Damages shall not be construed as a release or waiver by Accenture Ltd of the right to prevent the continuation of any such breach of this Agreement in equity or otherwise and shall not preclude or be construed to preclude Accenture Ltd from making a showing of irreparable injury or any other element that may be necessary to secure injunctive relief.

     (b) Injunctive Relief

     Each Partner acknowledges and agrees that Accenture Ltd’s remedy at law for any breach of the covenants contained herein would be inadequate and that for any breach of such covenants, Accenture Ltd shall, in addition to other remedies as may be available to it at law or in equity, or as provided for in this Agreement, be entitled to an injunction, restraining order, or other equitable relief, without the necessity of posting a bond, restraining the Partner from committing or continuing to commit any violation of the covenants. Each Partner agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

     Section 3. Governing Law

     This Agreement and the rights and duties of the Parties thereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     Section 4. Resolution of Disputes

     (a) Any and all disputes arising out of, relating to or in connection with this Agreement and/or the Pledge Agreement (together, the “Agreements”), including, but not limited to, disputes relating to the validity, negotiation, execution, interpretation, performance or non-performance of the Agreements (including the validity, scope and enforceability of this arbitration provision), shall be finally settled by arbitration conducted by a single arbitrator in New York. The proceedings shall be conducted pursuant to the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the Parties may select an arbitrator who is a national of the same country as one of the Parties. If the Parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of request for arbitration, either Party may apply to the International Chamber of Commerce to make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

     (b) Notwithstanding the provisions of Paragraph (a) of this Section 4, Accenture Ltd may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a Partner to arbitrate, seeking temporary or preliminary relief pending resolution of a dispute between the Parties and/or enforcing an arbitration award, and, for the purposes of this Paragraph (b), each Partner (i) expressly consents to the application of Paragraph (c) of this Section 4 to any such action or proceeding and (ii) irrevocably appoints the General Counsel of Accenture Ltd, c/o Accenture Ltd, 1661 Page Mill Road, Palo Alto, CA 94304 (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd) as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

     (c) (i) The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York for the purpose of any judicial proceeding brought in accordance with the provisions of Paragraph (b) of this Section 4, or any judicial proceeding ancillary to an arbitration or contemplated arbitration arising out of or relating to or concerning the Agreements. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The Parties acknowledge that the for a designated by this Paragraph (c) have a reasonable relation to the Agreements, and to the Parties’ relationship with one another.

     (ii) The Parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Paragraph (c)(i) of this Section 4, and the Parties agree not to plead or claim the same.

     Section 5. Amendment; Waiver

     This Agreement may not be modified, other than by a written agreement executed by the Partner and Accenture Ltd, nor may any provision hereof be waived other than by a writing executed by Accenture Ltd.

     The waiver by Accenture Ltd of any particular default by a Partner shall not affect or impair the rights of Accenture Ltd with respect to any subsequent default of the same or of a different kind by such Partner or a different Partner; nor shall any delay or omission by Accenture Ltd to exercise any right arising from any default by a Partner affect or impair any rights that Accenture Ltd may have with respect to the same or any future default by such Partner or a different Partner.

     Section 6. Notice

     (a) Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as indicated below:

     If to a Partner,

           c/o Accenture Ltd
           1661 Page Mill Road
           Palo Alto, CA 94304
           Telecopy: (650) 213-2956
           Attention: General Counsel
           (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

      If to Accenture Ltd,

           Accenture Ltd
           1661 Page Mill Road
           Palo Alto, CA 94304
           Telecopy: (650) 213-2956
           Attention: General Counsel
           (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

     (b) Accenture Ltd shall be responsible for notifying each Partner of the receipt of a communication, demand or notice under this Agreement relevant to such Partner, in writing, at the address of such Partner then in the records of Accenture Ltd (and each Partner shall notify Accenture Ltd of any change in such address for communications, demands and notices) or by electronic mail to the principal electronic address of such person maintained by Accenture Ltd.

     (c) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

     Section 7. Severability

     If any provision of this Agreement shall be held or deemed to be invalid, illegal, or unenforceable in any jurisdiction, for any reason, the invalidity of that provision shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or of rendering any other provisions herein unenforceable, but the invalid provision shall be substituted with a valid provision which most closely approximates the intent and the economic effect of the invalid provision and which would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

     Section 8. Change in Control

     Notwithstanding any provision in this Agreement to the contrary, this Agreement shall terminate in the event of a Change in Control after the IPO.

     Section 9. Entire Agreement

     This Agreement and the Pledge Agreement contain the entire agreement between the Parties with respect to the subject matter therein and supersede all prior oral and written agreements between the Parties pertaining to such matters.

     Section 10. Further Assurances

     Each Partner agrees to execute all such further instruments and documents and to take all such further action as may be reasonably necessary to effect the terms and purposes of this Agreement.

     Section 11. Execution in Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Non-Competition Agreement as of the date first above written.

                ACCENTURE LTD

                By _________________________________
                      Name:
                      Title:

[Signature blocks of Partners set forth separately.]

APPENDIX C TO NON-COMPETITION AGREEMENT

PLEDGE AGREEMENT

     PLEDGE AGREEMENT, dated as of April 18, 2001 (this “Agreement”), among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (registered number EC30090) (“Accenture Ltd”), and each other entity and individual, other than the Pledgee, agreeing to be bound hereby (each, a “Pledgor” and, collectively, the “Pledgors”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Non-Competition Agreement referred to below.

WITNESSETH

     WHEREAS, in connection with each Pledgor’s participation in the Transaction, each Partner and Accenture Ltd have entered into the Non-Competition Agreement attached hereto (the “Non-Competition Agreement”), into which this Agreement is incorporated by reference and of which this Agreement is a part, in respect of, inter alia, each Partner’s obligations not to engage in competitive activities and not to solicit Accenture Ltd’s clients or employees for the Restricted Period (the “Obligations”). In addition, each Partner has agreed under the Non-Competition Agreement to certain provisions regarding choice of law, arbitration, injunctive relief and submission to jurisdiction with respect to the enforcement of the Obligations.

     WHEREAS, pursuant to the Non-Competition Agreement, each Partner has agreed to pay a certain amount of liquidated damages (with respect to any Partner, such Partner’s “Liquidated Damages”) to Accenture Ltd in respect of any breach by such Partner of the Obligations set forth in the Non-Competition Agreement. As security for the timely payment of the Liquidated Damages, each Pledgor has agreed to pledge to Accenture Ltd all of such Pledgor’s Covered Shares, as such term is defined in the Voting Agreement, dated as of April 18, 2001 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, the “Voting Agreement”), among Accenture Ltd and the Covered Persons (defined therein) (the “Covered Shares”).

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Pledge.  (a) As collateral security for the full and timely payment of Liquidated Damages, each Pledgor hereby pledges to Accenture Ltd and creates for the benefit of Accenture Ltd a perfected first priority security interest in the Covered Shares in which such Pledgor now has or at any time in the future may acquire any right, title or interest (and all certificates or other instruments or documents evidencing the Covered Shares, if any) and, except as set forth in Section 2(a), all proceeds thereof (together with any securities or property to be delivered to Accenture Ltd pursuant to Section 2(b)) and, upon substitution or delivery in accordance with Section l(b), any Substitute Collateral (as defined in Section 1(b)) and all proceeds thereof (collectively, the “Pledged Securities”). Notwithstanding the foregoing, at the request of a Pledgor and upon the prior written consent of Accenture Ltd (which consent shall be granted in the sole discretion of Accenture Ltd), such Pledgor may grant a first priority security interest in the Pledged Securities to another entity (a “Permitted Prior Pledgee”), in which case, the pledge by such Pledgor hereunder shall be a second priority security interest in the Pledged Securities.

     (b) During the term of this Agreement, a Pledgor may substitute for Pledged Securities readily marketable direct obligations of the United States, any agency thereof, or any triple-A rated sovereign, or other collateral acceptable to Accenture Ltd in its sole and absolute discretion (such collateral, other than Covered Shares, the “Substitute Collateral”) with a Fair Market Value on the date of substitution equal to or greater than the Fair Market Value on such date of the Pledged Securities to be released in exchange therefor. Upon such substitution, the Pledged Securities replaced by such Substitute Collateral shall be released from the pledge hereunder. Each Pledgor agrees to deliver to Accenture Ltd such documents and to take such action deemed necessary or appropriate by Accenture Ltd to give Accenture Ltd a first priority perfected security interest in the Substitute Collateral, provided that in cases where a security interest in the Pledged Securities has been granted to a Permitted Prior Pledgee, Accenture Ltd shall receive a second priority perfected security interest in the Substitute Collateral.

     (c) If a Pledgor is not prohibited from doing so by the terms of the Voting Agreement or any other written agreement with Accenture Ltd, or any law or regulation or Accenture Ltd policy (collectively, the “Restrictions”) and, if at the time of the transfer, no Payment Event (as defined below) has occurred or is continuing with respect to such Pledgor (or the Partner who controls such Pledgor), this Agreement shall not prohibit such Pledgor from disposing of Covered Shares and receiving the proceeds thereof (such disposition, a “Permitted Disposition”).

     (d) For purposes of this Agreement, the “Fair Market Value” of any Pledged Security means, as of any date (1) in the case of Pledged Securities that are Class A common shares of Accenture Ltd (the “Class A common shares”) or Accenture Canada Exchangeco Exchangeable Shares (as such term is defined in the Voting Agreement), the average of the daily closing prices for Class A common shares of Accenture Ltd on the principal securities exchange or market on which the Class A common shares are traded for the 20 consecutive business days before the date in question (the “Average Closing Price”); provided, however, that the Fair Market Value of Class A common shares or Accenture Canada Exchangeco Exchangeable Shares for purposes of determining the amount of Substitute Collateral necessary to deliver in lieu of the Covered Shares during the first 20 business days following the date of the IPO shall be deemed to be the initial public offering price in the initial public offering by Accenture Ltd of its Class A common shares; and provided, further, that in connection with any enforcement of the security interest granted hereunder by Accenture Ltd in respect of the Class A common shares or Accenture Canada Exchangeco Exchangeable Shares under Section 3 hereof, the Average Closing Price shall be determined as the average of the daily closing prices for Class A common shares on the principal securities exchange or market on which the Class A common shares are traded for the 20 consecutive business days before the date the Enforcement Notice (as hereafter defined) was given, and (2) otherwise, the fair market value thereof as determined in good faith by the board of directors of Accenture Ltd. Any good faith determination by the board of directors of Accenture Ltd of the Fair Market Value of any Pledged Security will be binding on each Pledgor.

     (e) Each Pledgor shall deliver to Accenture Ltd, promptly upon receipt thereof, all certificates or other instruments or documents, if any, evidencing the Pledged Securities together with such other documents deemed necessary or appropriate by Accenture Ltd to give Accenture Ltd control (as defined in the Uniform Commercial Code of the State of New York (the “UCC”)) or otherwise to perfect the security interest granted hereunder (such transfer powers and other appropriate documents, the “Perfection Documents”) in respect of Pledged Securities, and will deliver Perfection Documents for all Pledged Securities to be pledged hereunder from time to time. Each Pledgor hereby authorizes the issuer of any Covered Shares issued to such Pledgor and any transfer agent in respect of such Covered Shares to deliver any certificate or other instruments or documents, if any, evidencing such Covered Shares to Accenture Ltd or its delegate.

     2. Administration of Security. The following provisions shall govern the administration of Pledged Securities:

     (a) (1) So long as no Payment Event (as defined below) has occurred and is continuing with respect to a Pledgor (or the Partner who controls such Pledgor), such Pledgor shall (subject to the terms of the Voting Agreement) be entitled to vote Pledged Securities and to exercise all of such Pledgor’s rights in respect of the Pledged Securities (subject to the terms of the Voting Agreement), and to receive and retain all cash dividends and distributions or interest in respect of Pledged Securities and, except as set forth in Section 2(b) below, other distributions thereon and to give consents, waivers and, if applicable, ratifications in respect thereof. As used herein, a “Payment Event”, as to any Pledgor, shall mean the failure by such Pledgor (or the Partner who controls such Pledgor) to make any payment of Liquidated Damages upon demand by Accenture Ltd therefor as provided in the Non-Competition Agreement.

          (2) Notwithstanding the other provisions contained herein, so long as no Payment Event has occurred and is continuing with respect to a Pledgor (or the Partner who controls such Pledgor), such Pledgor shall be entitled to receive the proceeds from Permitted Dispositions of Pledged Securities pursuant to and subject to Section 1(c) hereof.

     (b) If a Pledgor becomes entitled to receive, or receives, any certificate representing Pledged Securities (or other share or security that may succeed Pledged Securities or any share or security issued as a dividend or distribution in respect of Pledged Securities) in respect of any stock split, reverse share split, share dividend, spinoff, splitup, merger or other combination, exchange or distribution in connection with any reclassification, increase or reduction of capital, in each case, with respect to Pledged Securities, Pledgor agrees to deliver to Accenture Ltd such documents and to take such action deemed necessary or appropriate by Accenture Ltd to give Accenture Ltd a first priority perfected security interest in such certificates, as additional collateral security for Liquidated Damages, provided that in cases where a security interest in the Pledged Securities has been granted to a Permitted Prior Pledgee, Accenture Ltd shall receive a second priority perfected security interest in such collateral.

     (c) Each Pledgor hereby agrees that Accenture Ltd is authorized to hold (other than, in relation to shares in Accenture Ltd (“Accenture Ltd Shares”), if any, owned by such Pledgor, to the extent prohibited by Bermuda law) Pledged Securities through one or more custodians or, in relation to any Pledged Securities, to engage any agent or agents to enforce its rights under this Agreement in respect of the Pledged Securities in which case the identity of such custodian or agent shall be made known to the relevant Pledgor if and when required by applicable law. Accenture Ltd and its agents (and its and their assigns) shall have no obligation in respect of Pledged Securities, except to hold (other than, in relation to Accenture Ltd Shares, to the extent prohibited by Bermuda law) and dispose, or direct the disposition of, or purchase the Pledged Shares in accordance with the terms of this Agreement. In the event that a Pledgor substitutes cash for Pledged Securities as provided in Section l(b), Accenture Ltd shall determine in its sole discretion the manner in which such cash shall be invested during the term of this Agreement.

     (d) Each Pledgor agrees with Accenture Ltd that: (i) such Pledgor will not, and will not purport to, grant or suffer liens or encumbrances against (excluding for such purpose the Voting Agreement and such liens and encumbrances granted to or in favor of Permitted Prior Pledgees and Accenture Ltd), or except as provided in Section 1(c), sell, transfer or dispose of, any Pledged Securities other than to or in favor of a Permitted Prior Pledgee or Accenture Ltd; (ii) Accenture Ltd is authorized, at any time and from time to time, to file financing statements and other recording instruments and give notice to third parties regarding Pledged Securities without such Pledgor’s signature to the extent permitted by applicable law, to transfer all or any part of the Pledged Securities (other than the Accenture Ltd Shares, to the extent prohibited by Bermuda law) to Accenture Ltd’s name or that of its nominee, and, subject to the provisions of Section 2(a), to exercise all rights as if the absolute owner thereof; and (iii) each Pledgor shall, promptly upon request by Accenture Ltd, provide Accenture Ltd with such Pledgor’s true legal name and principal residence or chief executive office and jurisdiction of organization, and, thereafter, such Pledgor will not change such Pledgor’s name or address or chief executive office or jurisdiction of organization without 30 days’ prior written notice to Accenture Ltd.

     (e) Subject to the earlier disposition and application of Pledged Securities pursuant to this Agreement following a Payment Event in respect of a Pledgor (or the Partner who controls such Pledgor), Pledged Securities pledged by a Pledgor under this Agreement shall be released from the pledge hereunder, and the lien hereby created in such Pledged Securities shall simultaneously be released, upon the earliest to occur of (i) such Pledgor’s death or the death of the Partner who controls such Pledgor, (ii) the expiration of the Restricted Period, (iii) payment in cash or other satisfaction by such Pledgor of all Liquidated Damages, (iv) the Permitted Disposition of such Pledged Securities or (v) a Change in Control. Notwithstanding the foregoing, no Pledged Securities pledged by a Pledgor pursuant to this Agreement shall be released from the pledge hereunder pursuant to this Section 2(e), if a Payment Event has occurred and is continuing with respect to such Pledgor (or the Partner who controls such Pledgor) or if there are one or more pending disputes between such Pledgor and Accenture Ltd as to the occurrence of a Payment Event or as to the right of Accenture Ltd to exercise its remedies under this Agreement or the Non-Competition Agreement, including realization against Pledged Securities in accordance with Section 3 hereof, and this Agreement shall not terminate until the resolution of all such disputes.

     (f) Accenture Ltd shall immediately upon request by a Pledgor execute and deliver to such Pledgor such instruments, deeds, transfers, assurances and agreements, in form and substance as such Pledgor shall reasonably request, including the withdrawal or termination of any financing statements and amendments thereto, or the filing, withdrawal, termination or amendment of any other document required under applicable law to evidence the termination of the security interest created hereunder with respect to any securities that are released from the pledge hereunder in accordance with the provisions of this Agreement.

     3. Remedies in Case of a Payment Event. (a) If a Payment Event has occurred and is continuing with respect to a Pledgor (or the Partner who controls such Pledgor), Accenture Ltd shall have the rights and remedies of a secured party under Article 9 of the UCC to the extent permitted by applicable law with respect to such Pledgor.

     (b) If Accenture Ltd elects to sell the Pledged Securities pledged by a Pledgor as a remedy hereunder, to the extent required and permitted by applicable law, Accenture Ltd will give such Pledgor notice of the time and place of any public sale or of the time after which any private sale or other disposition of such Pledged Securities is to be made, by sending notice at least three days before the time of sale or disposition, which each Pledgor hereby agrees is reasonable. Accenture Ltd need not give such notice if not required by the UCC or other applicable law. Each Pledgor acknowledges the possibility that the public sale of some or all Pledged Securities by Accenture Ltd may not be made without a then existing and effective registration statement under the Securities Act of 1933, as amended. Each Pledgor acknowledges and agrees with Accenture Ltd that Accenture Ltd has no affirmative obligation to prepare or keep effective any such registration statement and agrees that at any private sale Pledged Securities pledged by a Pledgor may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of Liquidated Damages of such Pledgor (or the Partner who controls such Pledgor). Any proceeds from the sale of such Pledged Securities in excess of the then outstanding Liquidated Damages of such Pledgor (or the Partner who controls such Pledgor) will continue to be held as Pledged Securities under this Agreement until returned in accordance with Section 2(e).

     (c) Accenture Ltd may, as a remedy hereunder and to the extent permitted by applicable law, (i) take ownership of or (ii) purchase in accordance with S42A of the Companies Act 1981 of Bermuda, in each case, such number of Pledged Securities which are Accenture Ltd Shares pledged by a Pledgor as have a value (based upon the Fair Market Value thereof) equal to, or as near as possible equal to, the then unpaid portion of Liquidated Damages of such Pledgor (or the Partner who controls such Pledgor) (in either case, without payment of any cash consideration to the Pledgor) by giving written notice to the applicable Pledgor (the “Enforcement Notice”). Effective upon the giving of the Enforcement Notice, and without further action on the part of the parties to this Agreement, Accenture Ltd shall be deemed to have (1) taken ownership (to the extent permitted by applicable law) or purchased, and disposed of the lesser of (A) all such Pledged Securities or (B) such whole number of such Pledged Securities as has a Fair Market Value equal to, or as near as possible equal to, the then unpaid Liquidated Damages of such Pledgor (or the Partner who controls such Pledgor); and (2) received proceeds in the amount of the Fair Market Value of such Pledged Securities and applied such proceeds to the payment of any then unpaid Liquidated Damages of the applicable Pledgor (or the Partner who controls such Pledgor). Any proceeds from the deemed sale of such Pledged Securities in excess of the then outstanding Liquidated Damages of the applicable Pledgor (or the Partner who controls such Pledgor) will continue to be held as Pledged Securities under this Agreement until returned in accordance with Section 2(e). Nothing in this Agreement, however, shall require Accenture Ltd to take ownership of or to purchase Pledged Securities in accordance with this Section 3 in order to satisfy an obligation of a Pledgor (or the Partner who controls such Pledgor) to pay Liquidated Damages.

     (d) If a Payment Event has occurred and is continuing with respect to a Pledgor (or the Partner who controls such Pledgor), (i) with respect to such Pledgor’s Pledged Securities which are not Accenture Ltd Shares, Accenture Ltd (subject to the terms of the Voting Agreement) shall be entitled to vote such Pledged Securities and to exercise all of such Pledgor’s rights in respect of such Pledged Securities and to receive and retain all cash dividends and distributions in respect of such Pledged Securities, and other distributions thereon and to give consents, waivers and, if applicable, ratifications in respect thereof, and (ii) with respect to such Pledgor’s Pledged Securities which are Accenture Ltd Shares, such Pledgor shall issue a proxy in a form acceptable to Accenture Ltd to such person as Accenture Ltd directs which proxy shall give such person all voting rights, the right to give consents, waivers and, if applicable, ratifications, and the right to exercise all of such Pledgor’s other rights, in each case in respect of such Pledgor’s Accenture Ltd Shares (subject to the terms of the Voting Agreement), and Accenture Ltd shall be permitted to withhold all cash dividends and distributions and other distributions in respect of such Accenture SCA Shares and all such withheld cash dividends and distributions and other distributions shall become part of the Pledged Securities.

     4. Pledgor’s Obligations Not Affected. Except as provided in Section 10(b), the obligations of any Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by (a) any subordination, amendment or modification of or addition or supplement to this Agreement, the Non-Competition Agreement, or any assignment or transfer thereof; (b) any exercise or non-exercise by Accenture Ltd of any right, remedy, power or privilege under or in respect of this Agreement, the Non-Competition Agreement, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Non-Competition Agreement, or any assignment or transfer of any thereof; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of Accenture Ltd, whether or not any Pledgor shall have notice or knowledge of any of the foregoing; (e) any substitution of collateral pursuant to Section l(b); or (f) any other act or omission to act or delay of any kind by any Pledgor, Accenture Ltd or any other person or any other circumstance whatsoever which might, but for the provisions of this clause (f), constitute a legal and equitable discharge of any Pledgor’s obligations hereunder.

     5. Attorneys-in-Fact. Without prejudice to the terms of Section 1(a), each of Accenture Ltd, and the General Counsel of Accenture Ltd from time to time, acting separately, are hereby appointed the attorneys-in-fact of each Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Accenture Ltd reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointments as attorneys-in-fact are irrevocable as ones coupled with an interest. Without limiting the foregoing, each Pledgor specifically authorizes and appoints as attorney-in-fact each of Accenture Ltd and the General Counsel of Accenture Ltd from time to time, acting separately, to execute and deliver any undated share transfer powers in respect of any certificates or other instruments or documents evidencing the Pledge Securities pledged hereunder by such Pledgor.

     6. Notices. All notices or other communication required or permitted to be given hereunder shall be delivered as provided in the Non-Competition Agreement.

     7. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer on any person other than Accenture Ltd and the Pledgors any rights or remedies hereunder.

     8. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws, and except to the extent that the validity or perfection of a security interest created hereby or remedies hereunder are governed by the law of a jurisdiction other than the State of New York as provided herein or in the UCC.

     9. Resolution of Disputes. This Agreement shall be subject to the provisions of Sections 2 and 4 of the Non-Competition Agreement, which are incorporated herein by reference and made a part of this Agreement. Any and all disputes arising out of, relating to or in connection with this Agreement, including, but not limited to, disputes relating to the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of the arbitration provision), shall be finally settled by arbitration in accordance with Section 4 of the Non-Competition Agreement.

     10. Miscellaneous.

     (a) This Agreement and the Non-Competition Agreement contain the entire understanding and agreement between Pledgors and Accenture Ltd with respect to the matters expressly covered herein and therein and supersede any other agreement, written or oral, pertaining to such matters.

     (b) This Agreement may not be amended or modified with respect to any Pledgor other than by a written agreement executed by such Pledgor and Accenture Ltd or its successors, nor may any provision hereof be waived other than by a document in writing by the party granting such waiver; provided, that Accenture Ltd may amend or modify this Agreement with respect to any Pledgor without the written consent of such Pledgor if such amendment or modification (i) is not materially adverse to such Pledgor and (ii) is necessary or desirable in the judgment of a Permitted Prior Pledgee in order to create or perfect the security interest in the Pledged Securities granted to such Permitted Prior Pledgee. No Pledgor may, directly or indirectly, assign such Pledgor’s rights or obligations hereunder without the prior written consent of Accenture Ltd or its successors, or such individual’s designee, and any such assignment by such Pledgor in violation of this Agreement shall be void. This Agreement shall be binding upon any Pledgor’s permitted successors and assigns. Without impairing any Pledgor’s obligations hereunder, Accenture Ltd may at any time and from time to time assign its rights and obligations hereunder to any of its subsidiaries or affiliates (and have such rights and obligations reassigned to it or to any other subsidiary or affiliate). This Agreement shall be binding upon and inure to the benefit of Accenture Ltd and its successors and assigns.

     (c) If any provision of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

     (d) The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     (e) Notwithstanding anything herein to the contrary, nothing herein shall be deemed to transfer a beneficial ownership interest in the Class A or Class X common shares of Accenture Ltd to Accenture Ltd, other than to the extent permitted by Bermuda law.

     (f) Accenture Ltd, as issuer of the Covered Shares pledged hereunder by each Pledgor, agrees that it will comply with any instruction received by it from it, as pledgee under this Agreement, with respect to the Covered Shares pledged hereunder by a Pledgor, without further consent by such Pledgor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

ACCENTURE LTD By: Name: Title: